CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SentiSearch, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph K. Pagano, Chief Executive Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2009

By: /s/ Joseph K. Pagano
       Joseph K. Pagano
      Chief Executive Officer and Treasurer
      (Principal Executive and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to SentiSearch, Inc. and will be retained by SentiSearch, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.